Exhibit 99.2
ACTION-Galactosemia Kids (AT-007-1002) Clinical Trial Update April 24, 2023

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Overview • We believe that govorestat (AT-007) impacts clinically meaningful aspects of the Galactosemia disease phenotype alongside a favorable safety profile, and we plan to seek approval in both US and EU based on current data. • Govorestat has previously demonstrated a significant reduction in galactitol level (a toxic metabolite formed in Galactosemia patients), which has now translated into consistent improvement on clinical and functional endpoints, including behavior, daily living skills, cognition, fine motor skills, adaptive skills and tremor over 18 months of treatment compared to placebo. • The primary endpoint and pre-specified sensitivity analysis including cognition showed clinically meaningful trends toward improvement with p-values of 0.1030 and 0.0698, respectively. • All components of the primary endpoints are positively impacted with govorestat treatment, except for speech; post-hoc analysis of primary endpoint without speech showed statistical significance (p= 0.0205 at 18 months). • Key secondary endpoints of adaptive behavior skills and tremor achieved robust and clinically meaningful improvement with p-values of 0.0265 and 0.0428, respectively, over 18 months of treatment compared to placebo. • Govorestat was safe and well-tolerated with no serious adverse events (SAEs) in the trial and no imbalance in adverse events (AEs) or lab values between the active and placebo groups in the pediatric study.

Next Steps and Market Opportunity • If approved, govorestat will be the first and only treatment for Galactosemia, a devastating rare neurological disease that progressively worsens over time; dietary restriction prevents death, but does not prevent progression of long-term complications of Galactosemia due to endogenous synthesis of galactose by the body. • Galactosemia affects approximately 3,000 patients in the US and 4,000 in Europe, with a growth year over year of approximately 200 patients (due to new births); the patient population is well-identified and diagnosed in the US and Europe due to mandatory newborn screening. • Govorestat treatment for Galactosemia represents a substantial revenue opportunity. • The European Medicines Agency (EMA) has already provided feedback supportive of potential approval in Europe for govorestat for Galactosemia based on existing data; an MAA submission is planned for Q3 2023 • The Company will request a pre-NDA meeting as soon as possible to discuss an FDA submission based on the current data; if acceptable to the FDA, will target NDA submission in Q3 2023 • The Company also plans in the near-term to request a pre-NDA meeting with the Neurology Division regarding SORD approval based on existing sorbitol reduction data. We believe SORD 12 month clinical outcomes data and DbCM Phase 3 data also provide meaningful catalysts towards the end of the year.

Pediatric Study

AT-007 ACTION-Galactosemia Kids Pediatric Registrational Clinical Study (47 Children Age 2-17)

PK/PD Dose Range Finding & Biomarker Data

Long-Term Clinical Outcomes

Screening/ Baseline 2:1 Randomization to Active or Placebo

AT-007 Dose Escalation

Biomarker Assessment of Galactitol

Clinical Outcomes Assessed Every 6 Months by Firewalled Committee

Placebo

Placebo cross to active once treatment effect on outcomes is demonstrated

Baseline Clinical Outcomes

Weight-based dosing: 15mg/kg>40kg; 20mg/kg 20-40kg; 30mg/kg<20kg

Primary Endpoint:
Global Assessment of Change (Global Statistical Test)
Composite Sum of Change in CNS function

- **Speech**: OWLS 2 — Oral Expression, Listening Comprehension
- **Behavior**: BASC-Behavioral Symptoms, BASC-Daily Living Skills

Primary Sensitivity Analysis

- **Cognition**: NIH Toolbox Cognition Battery
- **Motor**: NIH Toolbox 9-Hole Pegboard Test

Key Secondary Endpoints

- **Adaptive Skills**: BASC-Adaptive Skills Index
- **Tremor**: Archimedes Spiral Drawing Test

Changes in primary endpoint (movement of cognition and motor skills to sensitivity analyses) was based on recent FDA advice letters

APPLIED THERAPEUTICS
5

Compelling Improvement in Primary Endpoint over 18 Months Across Multiple Clinical Domains

Primary Endpoint: Global Statistical Test (Composite Sum of Change): Activities of Daily Living, Behavior, and Speech



p=0.2886
p=0.1503
p=0.1030
Mean Composite Score (Scaled)
Baseline
Month 6
Month 12
Month 18

Primary Sensitivity Analysis: Primary Endpoint + Cognition



p=0.2448
p=0.1715
p=0.0698
Mean Composite Score (Scaled)
Baseline
Month 6
Month 12
Month 18

Post-hoc analysis of primary endpoint without speech (Activities of Daily Living + Behavior)



p=0.1510
p=0.0803
p=0.0205
Mean Composite Score (Scaled)
Baseline
Month 6
Month 12
Month 18

govorestat placebo

Activities of Daily Living (BASC-ADL); Behavior (BASC-Behavioral Index); Speech includes Expressive Language (OWLS-OE) & Receptive Language (OWLS-LC)
Sensitivity analysis including 9-Hole PegBoard Test p = 0.0937 at 18 months)

APPLIED THERAPEUTICS

6

Improvement in Galactitol Biomarker Translates into Consistent Clinical Benefit Across Activities of Daily Living, Behavior, Cognition, Adaptive Skills and Tremor

Weight Group	AT-007 Dose (QD)	% Reduction From Baseline
>40kg	15mg/kg	38.29%
20-40kg	20mg/kg	41.43%
<20kg	30mg/kg	39.83%
All groups	**15-30mg/kg**	**40.19% (p<0.001)**

- Significant improvement in galactitol biomarker vs. placebo
- Sustained over time through 18 months of treatment
- No compensatory increase in galactose or Gal-1p



Mean difference between govorestat vs. placebo (Standard scores or T scores)
10.0
7.5
5.0
2.5
0.0
-2.5
Daily Living
Behavior
Cognition
Fine Motor
Adaptive Skills
Receptive Language
Expressive Language
Tremor
1.00
0.75
0.50
0.25
0.00
-0.25
Mean difference between govorestat vs. placebo (tremor rating scale)

Speech endpoints were not impacted by govorestat treatment, which is suspected to be due to lack of progression in the placebo group and concomitant speech therapy received by almost all children in the trial. Of note, patients with severe speech deficits showed a favorable trend towards improvement with AT-007 vs. placebo. Tremor is measured on a different scale vs. other tests, and is referenced by the right hand y axis

APPLIED THERAPEUTICS
7

Consistent Improvement on Activities of Daily Living with Govorestat vs. Placebo 8 Biomarker Activities of Daily Living Behavior Cognition Adaptive Skills Tremor Baseline Month 6 Month 12 Month 18 Mean Change From Baseline Score p= 0.0519 Improvement in Activities of Daily Living (ADL) as Measured by Behavioral Assessment Scales for Children (BASC) govorestat placebo

Consistent Improvement in Behavioral with Govorestat vs. Placebo 9 Biomarker Activities of Daily Living Behavior Cognition Adaptive Skills Tremor Baseline Month 6 Month 12 Month 18 Mean Change From Baseline Score p=0.1045 Improvement in Behavioral Symptoms Index as Measured by BASC govorestat placebo

Consistent Improvement in Cognition with Govorestat vs. Placebo 10 Biomarker Activities of Daily Living Behavior Cognition Adaptive Skills Tremor Baseline Month 6 Month 12 Month 18 Mean Change From Baseline Score Improvement in Cognition as Measured by NIH Toolbox Cognition Battery p= 0.2625 govorestat placebo

Consistent Improvement in Adaptive Skills with Govorestat vs. Placebo 11 Biomarker Activities of Daily Living Behavior Cognition Adaptive Skills Tremor Improvement in Adaptive Skills as Measured by BASC Baseline Month 6 Month 12 Month 18 Mean Change From Baseline Score p= 0.0265 govorestat placebo

Consistent Improvement in Tremor with Govorestat vs. Placebo 12 Biomarker Activities of Daily Living Behavior Cognition Adaptive Skills Tremor Baseline Month 6 Month 12 Month 18 Mean Change From Baseline Score Improvement in Tremor as Measured by Archimedes Spiral Drawing Test p= 0.0428 Note: Spiral drawing is scored on a much smaller scale of 0-4; as compared to other tests (BASC is scaled on a T score of 0-50 and NIH Cognition is scaled on a standard score of 0-100) govorestat placebo

Safety Summary 13 • All AEs were mild to moderate • AEs & lab values between AT-007 and placebo groups were balanced Placebo (N=16) Number (%) of Subjects Govorestat (N=31) Number (%) of Subjects Subjects Reporting at Least One TEAE 16 (100%) 30 (96.8%) Gastrointestinal disorders 11 (68.8%) 23 (74.2%) Hepatic enzyme increased 2 (12.5%) 8 (25.8%) Urine albumin/creatinine ratio increased 7 (43.8%) 5 (16.1%) Urine protein/creatinine ratio increased 3 (18.8%) 2 (6.5%) Renal & Urinary Disorders 1 (6.3%) 3 (9.7%) Infections and infestations 10 (62.5%) 18 (58.1%) • AT-007 was safe and well-tolerated with no serious adverse events Refers to patients having reported at least 1 term in AE category; AE, adverse event

Full Enrollment Completed 15 Month Clinical Outcomes Primary Endpoint Peak VO2 27 Month Clinical Outcomes including morbidity/ mortality DbCM DbCM Phase 3 Key Projected Milestones by Program 14 2022 2023 2024 3 Month Biomarker Data – Sorbitol & NFL 12 Month & Clinical Outcomes Data 24 Month Data Clinical Outcomes SORD SORD Phase 3 6 Month Clinical Outcomes 12 Month Clinical Outcomes 18 Month Clinical Outcomes Open Label/ Compassionate Use Galactosemia Galactosemia Pediatric Phase 3 Potential MAA and NDA Submissions Potential MAA and NDA Approvals

Appendix 15

16 Expressive Language (OWLS-OE) Baseline Month 6 Month 12 Month 18 Mean Change From Baseline Score Baseline Month 6 Month 12 Month 18 Receptive Language (OWLS-LC) Mean Change From Baseline Score p=0.8169 p=0.8536 Speech Endpoints Were Not Impacted by Govorestat Treatment, Likely Due to Speech Therapy Across Both Active and Placebo Groups govorestat placebo Note: for 9-Hole Pegboard test, a baseline imbalance existed between the govorestat and placebo group with more patients on speech therapy in the placebo arm at baseline; additionally children who were not on speech therapy at baseline started speech therapy over the course of the trial in both active and placebo groups